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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE
                                                              Contacts:
                                                              Steve Smith
                                                              CFO
                                                              iNTELEFILM
                                                              612-925-8892
                                                              Eric Eddy
                                                              Investor Relations
                                                              iNTELEFILM
                                                              212-941-7590

               WEBADTV COMPLETES ACQUISITION OF COSMIC INVENTIONS
    New Cosmic Services To Further Boost webADTV's Penetration of Advertising
                                 Agency Market

MINNEAPOLIS, September 8, 2000---webADTV, a subsidiary of iNTELEFILM(sm) (Nasdaq: FILM), today announced it completed the acquisition of Cosmic Inventions LLC, creators of revolutionary advertising industry products Spot Rocket and Digiexpress. This acquisition follows the Letter of Intent presented to Post Production Services, Inc., a member of Cosmic Inventions, as announced June 22, 2000. webADTV is an infrastructure company whose suite of web-based applications increase productivity and communication between the advertising agency, the client, production companies and media channels.

With Cosmic Inventions' existing business relationships in 10 of the top 15 global advertising agencies including Omnicom, Interpublic and WPP Group, the acquisition further cements webADTV's presence in the advertising agency market segment. Leveraging Cosmic Inventions' team of developers, the acquisition strengthens webADTV's technical infrastructure and adds to webADTV's expertise in delivering high resolution video. The acquisition also consolidates a potential competitor to webADTV. Under the agreement, Cosmic Inventions will receive cash and stock in webADTV.

Spot Rocket, the leading product designed by Cosmic Inventions, facilitates the transmission of quality video, CD-quality audio tracks, animatics, photographs, story boards, animations and various multimedia components. By using Spot Rocket's innovative technology, creative teams are able to make immediate decisions and "rocket" them to and from destinations utilizing a computer, MPEG compression technology, TCP/IP and standard video equipment resulting in efficiency and elimination of costly production errors, travel expenses and last minute revisions. Digiexpress is an Internet application that enables simplified delivery and receipt of large files thereby bypassing problems often associated with e-mail attachments.

"We are enthusiastic about this acquisition because it will bolster sales of Spot Rocket and is also an excellent fit with webADTV's suite of online solutions," said Jim Bird, President, Cosmic Inventions.



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"Cosmic Inventions' terrific management team has developed excellent relationships inside the advertising agency industry and we look forward to their continued involvement," added Jim Gilbertson, CEO, webADTV.

webADTV's suite of web-based applications increase productivity and communication between the advertising agency, the client, the production companies and the media channels. As an infrastructure company, webADTV brings a value-added set of tools to its users. The consolidation of the advertising agency industry over the past decade presents an opportunity to incorporate advanced technology into the industry. As such, every aspect of webADTV will focus on providing the best web-enabled service possible for agency personnel throughout the advertising campaign process without changing the agency's traditional way of business. The webADTV solution will significantly enhance and streamline the workflow process for ad campaigns.

More information on Spot Rocket can be found on www.spotrocket.com.

INTELESource.org is the first online tool in a larger web-based platform planned by webADTV and was designed specifically for advertising agencies. INTELESource is a digital video archiving and retrieval service that uses a web enabled, video asset management system that provides agencies and production companies with the ability to digitize, encode, archive and stream television commercials from their desktop.

iNTELEFILM, based in Minneapolis, is a leading source of services for the television commercial production industry, offering extensive production capability and the exclusive services of established industry talent. iNTELEFILM intends to seek additional acquisitions to further broaden its offering of services with the objective of enhancing overall profit margins and leveraging its pool of talent and technical expertise to capitalize on the convergence of short-form video content and technologies of broadband Internet delivery systems. Individual companies managed under the iNTELEFILM umbrella include Chelsea Pictures, New York, Los Angeles and Sydney, Australia; Curious Pictures, New York and San Francisco; The End, Los Angeles, New York, and London; and webADTV.com, Inc., Minneapolis. iNTELEFILM trades on the Nasdaq National Market under the symbol "FILM". Additional information on the company can be found in the company's filings with the Securities and Exchange Commission and on the company's Web site at www.intelefilm.com.

PPS. Inc., founded in 1981, is a full service digital communications company providing a comprehensive range of support for the telecommunications industry including High Definition television production and post production, film to tape transfer and color correction, editorial, graphics, animation and all aspects of new media production. Information about PPS, Inc. at www.pps-inc.com.

                                      # # #

Certain statements made in this press release of a non-historical nature constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1985. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated.


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Such factors include, but are not limited to, changes in economic conditions and the risks and uncertainties described in the Company's Form 10KSB Report as filed for year ended December 31, 1999 with the Securities and Exchange Commission.